UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2022

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 28, 2022, the Board of Directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) appointed George Alexander Tosheff to serve as a director of the Company. Mr. Tosheff will serve as a Class III director whose term will expire at the 2024 Annual Meeting of Stockholders, and he will serve as a member of the audit committee of the Board.
There is no arrangement or understanding between Mr. Tosheff and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Tosheff and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Tosheff requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Tosheff is set forth below:
George Alexander Tosheff, age 55, has served as Senior Vice President, Chief Security Officer of VMware, Inc. since February 2022 following his promotion from Vice President, Chief Security Officer, a position he held since 2017. Prior to joining VMware in 2014, Mr. Tosheff served as the Chief Information Security Officer and Senior Director of Information Security of PayPal, Inc. from 2008 to 2014. Mr. Tosheff served as a member of the Company’s Executive Advisory Board from 2017 until September 2022. The Board believes that Mr. Tosheff’s extensive cybersecurity expertise and management experience provide him with the qualifications and skills to serve as a director of our company.
In connection with the commencement of his service as a director on September 28, 2022, the Board approved granting Mr. Tosheff restricted stock units equal to $400,000 divided by the the closing price of the Company's common stock on The NASDAQ Stock Market on the date of grant, with one third of the shares underlying the restricted stock units vesting on each anniversary of the commencement of service, such that the award will be fully vested after three years, subject to Mr. Tosheff’s continued service as a director through the applicable vesting dates and accelerated vesting in specified circumstances. Additionally, the Board approved the following compensation for Mr. Tosheff for his service on the Board for the year ending December 31, 2022, to be pro-rated for his 2022 service and subject to his continued service through the applicable payment dates:
•Board Service Retainer: $35,000
•Audit Member Service Retainer: $10,000
Mr. Tosheff has also entered into the Company’s standard form of indemnification agreement.
Item 7.01    Regulation FD Disclosure.
On September 28, 2022, Tenable issued a press release relating to the appointment of Mr. Tosheff to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated September 28, 2022.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on September 28, 2022, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	September 28, 2022	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary